Exhibit 21

CONSOL Energy Inc.

Subsidiaries of CONSOL Energy Inc.

As of January 31, 2010

(In alphabetical order reflecting correct capitalization)

AMVEST Coal & Rail, LLC.

AMVEST Coal Sales, Inc.

AMVEST Corporation

AMVEST Gas Resources, Inc.

AMVEST Mineral Services, Inc.

AMVEST Minerals Company, LLC.

AMVEST Oil & Gas, Inc.

AMVEST West Virginia Coal, LLC.

Braxton-Clay Land & Mineral, Inc.

Cardinal States Gathering Company

Cargo Dockers Ltd.

Central Ohio Coal Company

CNX Funding Corporation

CNX Gas Company, LLC.

CNX Gas Corporation

CNX Land Resources Inc.

CNX Marine Terminals Inc. (formerly Consolidation Coal Sales Company)

Coalfield Pipeline Company

Conrhein Coal Company

CONSOL Energy Canada Ltd.

CONSOL Energy Inc.

CONSOL Energy Sales Company (formerly CONSOL Sales Company)

CONSOL Financial Inc.

CONSOL of Canada Inc.

CONSOL of Central Pennsylvania, LLC.

CONSOL of Kentucky Inc.

CONSOL of Ohio, LLC.

CONSOL of WV, LLC.

CONSOL of Wyoming, LLC.

Consol Pennsylvania Coal Company, LLC. (formerly Consol Pennsylvania Coal Company)

Consolidation Coal Company

Eighty-Four Mining Company

Fairmont Supply Company

Fola Coal Company, LLC.

Glamorgan Coal Company, LLC.

Helvetia Coal Company

Island Creek Coal Company

Keystone Coal Mining Corporation

Knox Energy, LLC.

Laurel Run Mining Company

Leatherwood, Inc.

Little Eagle Coal Company, LLC.

McElroy Coal Company

MOB Corporation

Mon River Towing, Inc.

Mon-View, LLC.

MTB, Inc.

Nicholas-Clay Land & Mineral, Inc.

North Penn Pipe & Supply, LLC.

Peters Creek Mineral Services, Inc.

Piping and Equipment, Inc.

Reserve Coal Properties Company

Rochester & Pittsburgh Coal Company

Southern Ohio Coal Company

TEAGLE Company, LLC.

TECPART Corporation

Terra Firma Company

Terry Eagle Coal Company, LLC.

Terry Eagle Limited Partnership

Twin Rivers Towing Company

Vaughan Railroad Company

Western Allegheny Energy, LLC.

Windsor Coal Company

Wolfpen Knob Development Company

Youngs Creek Mining Company, LLC.